                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       ----------------------------------


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 23, 2001

                       INVERNESS MEDICAL TECHNOLOGY, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

          DELAWARE                       0-20871                 04-3164127
----------------------------    ------------------------    -------------------
STATE OR OTHER JURISDICTION     (COMMISSION FILE NUMBER)      (IRS EMPLOYER
      OF INCORPORATION)                                     IDENTIFICATION NO.)

             51 SAWYER ROAD, SUITE 200, WALTHAM, MASSACHUSETTS 02453
               ---------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 (781) 647-3900
                                 --------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

         Certain matters discussed in this Current Report on Form 8-K, including
Exhibit 99.1 attached hereto, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements about the consummation and anticipated timing of the transactions described herein and the tax-free nature of the acquisition of the diabetes care products business of Inverness Medical Technology, Inc. (the "Company"). Actual results may materially differ due to numerous risks and uncertainties, including without limitation the satisfaction of the conditions to closing, including receipt of stockholder and regulatory approval; factors that may affect the tax-free nature of the acquisition of the Company's diabetes care products business; and the risks and uncertainties described in the Company's reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including without limitation those risks and uncertainties described under "Certain Factors Affecting Future Results" in Exhibit 13.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 5 - OTHER EVENTS

         On May 23, 2001, Inverness Medical Technology, Inc., a Delaware corporation (the "Company"), announced that it had signed an Agreement and Plan of Split-Off and Merger (the "Merger Agreement") with Johnson & Johnson, a New Jersey corporation ("J&J"), and Sunrise Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of J&J (the "Merger Sub"). Pursuant to the terms of the Merger Agreement and related agreements, J&J will acquire the Company's diabetes care products business in the following manner. First, prior to the effective time of the Merger (as defined below), the Company will restructure its operations so that its current women's health, nutritional supplements and clinical diagnostics businesses are held in a separate wholly-owned subsidiary ("Newco"). Then, at the effective time of the Merger,
(i) the shareholders of the Company will receive a distribution of all the shares of Newco (the "Split-Off") and (ii) the Merger Sub will be merged with and into the Company, which will have retained the diabetes care products business (the "Merger"). At the effective time of the Merger, the Company will become a wholly-owned subsidiary of J&J.

         Under the terms of the Merger Agreement, as a result of the Split-Off and the Merger, each outstanding share of Company common stock will be exchanged for (i) a pro rata common stock interest in Newco and (ii) that number of shares of J&J common stock determined by dividing $35.00 by the average of the volume weighted averages of the trading prices of J&J common stock on the New York Stock Exchange for the 20 consecutive trading days ending with the third trading day immediately preceding the effective time of the Merger. The Merger is intended to be a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended.

         Consummation of the Merger and the related transactions, including the Split-Off, is subject to the adoption of the Merger Agreement by the stockholders of the Company and other closing conditions.

         In connection with the execution of the Merger Agreement, the Company issued an option (the "Option") to J&J to purchase up to 6,417,689 shares of common stock of the Company at an exercise price of $38.00 per share, subject to adjustment in certain circumstances contemplated by the provisions of the Option. The Option may be exercised by J&J upon the occurrence of certain events specified therein relating to a proposed acquisition of the Company by a third party.

         The preceding descriptions of the Merger Agreement and the Option are qualified in their entirety by reference to the copies of such agreements included as exhibits hereto, which are incorporated by reference herein. A copy of the joint press release of the Company and Johnson & Johnson, dated May 23, 2001, issued in connection with the execution of the Merger Agreement is also filed as an exhibit hereto and is incorporated herein by reference.

ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                  (a)      Not applicable.

                  (b)      Not applicable.

                  (c)      Exhibits

         Exhibit 99.1 Joint Press Release of Inverness Medical Technology, Inc. and Johnson & Johnson, dated May 23, 2001.

         Exhibit 99.2 Agreement and Plan of Split-Off and Merger, dated as of May 23, 2001, by and among Johnson & Johnson, Sunrise Acquisition Corp. and Inverness Medical Technology, Inc.

         Exhibit 99.3 Stock Option Agreement, dated as of May 23, 2001, by and between Inverness Medical Technology, Inc. and Johnson & Johnson.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   INVERNESS MEDICAL TECHNOLOGY, INC.

                                   /s/ Duane L. James
                                   ----------------------------------
                                   Duane L. James
                                   Vice President of Finance


Date: June 18, 2001

                                  EXHIBIT INDEX

EXHIBIT NO.                        DESCRIPTION

Exhibit 99.1 -- Joint Press Release of Inverness Medical Technology, Inc. and
                Johnson & Johnson, dated May 23, 2001.

Exhibit 99.2 -- Agreement and Plan of Split-Off and Merger, dated as of
                May 23, 2001, by and among Johnson & Johnson, Sunrise Acquisition Corp. and Inverness Medical Technology, Inc.

Exhibit 99.3 -- Stock Option Agreement, dated as of May 23, 2001, by and between Inverness Medical Technology, Inc. and Johnson &
                Johnson.